Exhibit 99.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECURITIES 1350

In connection with the accompanying Annual Report (“Annual Report”) on Form 10-K of Minuteman International, Inc. (the “Company”) for the year ended December 31, 2002, Gregory J. Rau, President and Chief Executive Officer of the Company, does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge and belief, that the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gregory J. Rau	March 25, 2003
Gregory J. Rau	Date
President and Chief Executive Officer